AMENDMENT

To

AGREEMENT

By and Among

GURUNET CORPORATION

And

CERTAIN HOLDERS OF WARRANTS ISSUED BY GURUNET CORPORATION DATED JANUARY 30, 2004

THIS AMENDMENT (this “Amendment”) is made as of February 28, 2005 by and between GuruNet Corporation, a Delaware corporation (the “Company”) and Vertical Ventures, LLC, a Delaware limited liability company (the “Lead Holder”).

W I T N E S S E T H:

WHEREAS, the Company, the Lead Holder and certain other holders of warrant issued by the Company on January 30, 2004 (each a “Holder” and collectively, the “Holders”) have entered into that certain agreement, dated as of February 4, 2005 (the “Warrant Agreement”); and

WHEREAS, in accordance with Section 5.3 of the Warrant Agreement, the Company and the Lead Holder have agreed to amend the Warrant Agreement as provided herein and desire that such revisions be effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

Unless otherwise defined herein, capitalized terms used herein which are defined in the Warrant Agreement shall have the respective meanings assigned to such terms in the Warrant Agreement.

SECTION 2. Amendment to the Warrant Agreement.

The Warrant Agreement is hereby amended as follows:

A. In Section 3.1(f) of the Warrant Agreement the term “FILING DATE” is hereby replaced in its entirety as follows:

“FILING DATE” means April 6, 2005.

SECTION 3. Effectiveness.

This Amendment shall become effective as of the date first written above when and if the Company and the Lead Holder shall have executed this Amendment. Upon the effectiveness hereof, all references in the Warrant Agreement to the “Agreement” and each reference in any other document to the Warrant Agreement (regardless of how the Warrant Agreement is defined in such other document) shall mean and be a reference to the Warrant Agreement as amended by this Amendment.

SECTION 4. Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 5. Governing Law.

All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 6. Confirmation of Warrant Agreement.

Except as expressly amended hereby, all of the terms of the Warrant Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GURUNET CORPORATION

By_________________________
Name:
Title:

VERTICAL VENTURES, LLC

By_________________________
Name:
Title: